Exhibit 5.1

Bank of America Plaza 101 East Kennedy Boulevard Suite 2800 Tampa, Florida 33602	813.229.7600 813.229.1660 fax
_____________________________________________
www.shumaker.com

February 24, 2022

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

Re: Oragenics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Oragenics, Inc., a Florida corporation (the “Company”), in connection with the issuance and sale of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company having an aggregate offering price of up to $5,000,000, to be offered and sold by the Company pursuant to (i) the Registration Statement on Form S-3 (File No. 333-269225) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) on January 13, 2023 and declared effective on January 25, 2023, (ii) the related prospectus dated January 25, 2023, as supplemented by the prospectus supplement dated February 24, 2023 relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”), and (iii) the At the Market Offering Agreement dated as of February 24, 2023 between the Company and Ladenburg Thalmann & Co. Inc. (the “Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Agreement, the Company’s Amended and Restated Articles of Incorporation, as amended, and the Company’s Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such records, resolutions, minutes, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

On the basis of the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with terms of the Agreement, will be validly issued, fully paid and nonassessable.

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Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the Florida Business Corporation Law of the State of Florida. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the related rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/Shumaker, Loop & Kendrick, LLP

SHUMAKER, LOOP & KENDRICK, LLP

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